UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

ERock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43339	41-4189868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113 Vine St., Suite 101

Houston, Texas 77002

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 429-4091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	EROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (“IPO”) by ERock, Inc. (the “Company”) of shares of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”), described in the prospectus (the “Prospectus”), dated June 9, 2026, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-295965) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Sixth Amended and Restated Limited Liability Company Agreement of Enchanted Rock Holdings, LLC (“ER Holdings”), dated as of June 9, 2026, by and among the Company and each of the other persons from time to time party thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference;

•

the Tax Receivable Agreement, dated as of June 11, 2026, by and among the Company and each of the other persons from time to time party thereto, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference; and

•

the Registration Rights Agreement, dated as of June 11, 2026, by and among the Company and each of the other persons from time to time party thereto, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the closing of the IPO, the Company issued: (1) 20,267,046 shares of the Company’s Class A Common Stock to certain pre-IPO holders of units of ER Holdings in connection with the mergers of blocker entities, and (2) 171,226,057 shares of the Company’s Class B common stock, $0.01 par value per share (the “Class B Common Stock”), to certain pre-IPO holders of units of ER Holdings. The shares of Class A Common Stock and Class B Common Stock were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act.

Future issuances of shares of Class A Common Stock, up to 225,126,573 shares, subject to adjustment for stock splits, stock dividends, reclassifications or similar transactions, in exchange for Class B units of ER Holdings (“Class B Units”), along with the cancellation of an equal number of shares of Class B Common Stock, will be issued in reliance upon the exemptions set forth in Sections 3(a)(9) and 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Composition of the Board

On June 9, 2026, in connection with the effectiveness of the Registration Statement, Charles Boynton, Dan Brouillette, Hans Kobler, Lindsay Luger, Mark Patterson, Sameer Reddy and Tony Satterthwaite were each appointed to the Board of Directors of the Company (the “Board”). John Carrington was already serving as a director of the Company. In addition, Mr. Kobler was appointed as Chairperson of the Board. Each of Mr. Boynton, Mr. Brouillette, Ms. Luger, Mr. Kobler, Mr. Patterson, Mr. Reddy and Mr. Satterthwaite is independent within the meaning of the listing standards of the New York Stock Exchange. In addition, each of Mr. Boynton,

Mr. Brouillette, Mr. Patterson and Mr. Satterthwaite is independent under the heightened independence standards applicable to members of an audit committee and each of Mr. Boynton, Mr. Kobler and Mr. Patterson is independent under the heightened independence standards applicable to members of a compensation committee.

The Board assigned each director to the classes listed below. In addition, the directors have been appointed to the Audit, Compensation and Nominating and Corporate Governance Committees of the Board as follows:

Name	Class	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Charles Boynton	II	X (Chair)	X
Dan Brouillette	I	X		X
John Carrington	III
Lindsay Luger	II
Hans Kobler	III		X
Mark Patterson	I	X	X (Chair)
Sameer Reddy	III			X
Tony Satterthwaite	II	X		X (Chair)

Each non-employee director will participate in the Company’s standard compensation program for non-employee directors, as determined by the Board from time to time and described in the Registration Statement in the section captioned “Director Compensation,” which section is incorporated by reference herein. In addition, each director has entered into a standard indemnification agreement with the Company, which provides for the standard indemnification and advancement of expenses to the fullest extent permitted by law consistent with the Company’s Amended and Restated Bylaws. The description of the indemnification agreements is intended to provide a general description only, is subject to the detailed terms and conditions of and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which was previously filed as Exhibit 10.1 to the Company’s Registration Statement, and is incorporated herein by reference.

2026 Equity Incentive Plan

Effective June 9, 2026, the Board and the Company’s then sole stockholder adopted the ERock, Inc. 2026 Equity Incentive Plan (the “2026 Plan”) to promote and closely align the interests of employees, officers, non-employee directors, and other individual service providers of the Company with the interests of its stockholders by providing stock-based and other performance-based compensation. The 2026 Plan allows for the grant of: stock options, both incentive stock options and “non-qualified” stock options; stock appreciation rights; restricted stock; restricted stock units; incentive bonuses, which may be paid in cash, stock, or a combination thereof; and other stock-based awards. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the 2026 Plan, 19,746,000 shares of Class A Common Stock may be issued under the 2026 Plan. The 2026 Plan share pool will be increased on January 1st of each year beginning in 2027 by a number of shares equal to 1.5% of the outstanding Class A Common Stock and Class B Common Stock on the preceding December 31st. The 2026 Plan is administered by the Compensation Committee or such other committee designated by the Board to administer the 2026 Plan.

The description of the foregoing is qualified in its entirety by reference to the complete terms and conditions of the 2026 Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Severance Plan

Effective June 9, 2026, the Board adopted the ERock, Inc. Executive Severance Plan (the “Severance Plan”), pursuant to which participants are eligible to receive certain severance benefits upon a qualifying termination of employment. Each of the Company’s executive officers will become a participant in the Severance Plan, subject to their execution of a participation agreement. The Severance Plan provides the following severance benefits in the event of an executive participant’s termination of employment without cause (other than by reason of death or disability) prior to or more than 24 months following a change in control of the Company: (1) cash severance payments equal to the participant’s base salary and target annual bonus payable in installments over a 12-month period; (2) a pro-rata annual bonus for the year of termination based on actual performance for such year; and (3) 12 months of company-paid COBRA premiums. In the event of an executive participant’s termination without cause (other than by reason of death or disability) or resignation for good reason upon or within 24 months following a change in control of the Company, such participant will generally be entitled to: (1) a lump sum cash payment equal to 2.0 multiplied by the sum of the participant’s base salary and target annual bonus; (2) a pro-rata target annual bonus for the year of termination; and (3) 24 months of company-paid COBRA premiums. Severance payments and benefits are subject to the participant’s execution of a general release of claims and continued compliance with certain restrictive covenants, including confidentiality, non-solicitation, non-competition and non-disparagement covenants.

The description of the foregoing is qualified in its entirety by reference to the complete terms and conditions of the Severance Plan, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the IPO, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated its Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective on June 9, 2026, and the Amended and Restated Bylaws became effective upon the Amended and Restated Certificate of Incorporation becoming effective. A description of the material terms of each can be found in the section of the Registration Statement entitled “Description of Capital Stock,” and is incorporated herein by reference. The descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On June 11, 2026, the Company completed the IPO of 27,906,977 shares of Class A Common Stock for cash consideration of $21.50 per share. As contemplated in the Prospectus, the Company has used approximately $369.3 million of the proceeds (net of underwriting discounts and commissions) from the IPO to purchase 18,604,652 Class A Units from ER Holdings, which ER Holdings has in turn used to repay approximately $30.0 million of the outstanding indebtedness under its 2025 Term Loan and a $3.0 million prepayment fee, with the remainder to be used by ER Holdings for general corporate purposes; approximately $156.9 million to purchase Class B Units from certain of the pre-IPO holders of units in ER Holdings; and approximately $27.8 million to fund a cash payment to Energy Impact Fund (FT-B) LP in connection with its blocker merger.

On June 11, 2026, after the completion of the IPO, ER Holdings satisfied the conditions precedent to the Effective Date under and as defined in the Credit Agreement, dated as of June 4, 2026, by and among ER Holdings, as borrower, certain subsidiaries of ER Holdings, as co-borrowers, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto (the “Credit Agreement”). Accordingly, certain rights and covenants of ER Holdings and its subsidiaries set forth in the Credit Agreement are now effective. The description of the Credit Agreement is intended to provide a general description only, is subject to the detailed terms and conditions of and is qualified in its entirety by reference to the full text of Credit Agreement, which was previously filed as Exhibit 10.18 to the Registration Statement, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of ERock, Inc.

3.2	Amended and Restated Bylaws of ERock, Inc.

4.1	Registration Rights Agreement, dated as of June 11, 2026, by and among the Company and each of the other persons from time to time party thereto.

10.1	Sixth Amended and Restated Limited Liability Company Agreement of Enchanted Rock Holdings, LLC, dated as of June 9, 2026, by and among the Company and each of the other persons from time to time party thereto.

10.2	Tax Receivable Agreement, dated as of June 11, 2026, by and among the Company and each of the other persons from time to time party thereto.

10.3	ERock, Inc. 2026 Equity Incentive Plan.

10.4	ERock, Inc. Executive Severance Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERock, Inc.

Date: June 12, 2026	By:	/s/ John Carrington
Name: John Carrington
Title: Chief Executive Officer